SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2003

Graco Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-9249	41-0285640
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

88-11th Avenue Northeast Minneapolis, Minnesota 55413	55413
(Address of principal executive offices)	(Zip Code)

(612) 623-6000
(Registrant’s telephone number)

Item 5.	Other Events

        On December 12, 2003, the Board of Directors of the Company issued a press release announcing the approval of a 70% increase in the regular quarterly dividend from 8.25 cents per share to 14 cents per share and a special one-time dividend of $2.25 per share. The release is furnished as Exhibit 99 hereto.

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRACO INC.
Date: December 12, 2003	By: \s\Robert M. Mattison
Its: Vice President, General Counsel and Secretary